UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2022

WETOUCH TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Nevada	20-4080330
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

No.29, Third Main Avenue, Shigao Town, Renshou County, Meishan, Sichuan, China	620500
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 028-37390666

(Former name or former address, if changed since last report.)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Directors

The Board of Directors (the “Board”) of Wetouch Technology Inc. (the “Company”) has appointed Fei Bai to serve as a member of the Board and Chairman of the Board and has appointed Xiaojin Tang to serve as a member of the Board, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee of the Board, including as chairperson of the Compensation Committee, effective August 31, 2022. Mr. Bai and Mr. Tang have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, have no arrangement or understanding with any other person required to be disclosed pursuant to Item 401(a) of Regulation S-K and have no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Descriptions of Mr. Bai’s and Mr. Tang’s background and experience are as follows:

Mr. Fei Bai, age 46, has served as the general manager of the Nanjing Branch of Shenzhen Jushenghua Co. Ltd. since July 2019, and is mainly responsible for private fundraising and sales funding of trust products. Mr. Bai served as general manager of the business division of Heyi Asset from September 2015 to June 2019. Mr. Bai received his bachelor’s degree in law from Nanjing Normal University in June 2006 and holds a securities/fund qualification issued by the Securities Association of China since August 2015. The Board believes Mr. Bai’s extensive experience in corporate finance and investment will make him a valuable addition to the Board.

Mr. Xiaojin Tang, age 48, has served as an attorney at Gaopeng & Partners since 2019. From April 2017 to December 2017, he served as the deputy director of Nanjing Immigration Inspection. Mr. Tang received his bachelor’s degree in corporate law from Hohai University. He received his master’s degree in sociology from Jiangsu Provincial Party School. The Board believes Mr. Tang’s extensive knowledge and background in the legal field will make him a valuable addition to the Board.

Departure of Directors

On August 31, 2022, Mr. Guangde Cai resigned as a member of the Board and as the Chairman of the Board. Mr. Cai’s decision to resign was not the result of any disagreement with the Company, the Board, management, or any matter relating to the Company’s operations, policies or practices.

On August 31, 2022, Mr. Wei Wang resigned as a member of the Board and the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee of the Board, including as chairperson of the Compensation Committee. Mr. Wang’s decision to resign was not the result of any disagreement with the Company, the Board, management, or any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WETOUCH TECHNOLOGY INC.

Date: September 7, 2022	By:	/s/ Zongyi Lian
	Name:	Zongyi Lian
	Title:	President and Chief Executive officer (Principal Executive Officer)